Exhibit 99

Beacon Roofing Supply Completes New $565 Million Credit Facility

PEABODY, Mass.—(BUSINESS WIRE)—April 5, 2012—Beacon Roofing Supply, Inc. (Nasdaq: BECN) (“Beacon” or the "Company") announced today that it has entered into a new, five-year senior secured credit facility consisting of a $550 million U.S. credit facility and a C$15 million Canadian credit facility with Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent and as a lender, and other lenders (combined, the “Credit Facility”). The Credit Facility refinanced the Company’s prior combined $515 million credit facilities that were provided through GE Antares and an affiliate. Wells Fargo Securities, LLC, an affiliate of Wells Fargo, serves as the lead arranger and joint bookrunner on the new facility, which provides the Company with historically low interest rates and readily available funds for future acquisitions and ongoing working capital requirements.

Borrowings under the Credit Facility bear interest at a rate equal to LIBOR plus a margin. Such margin is initially 1.75% per annum, and can range from 1.50% to 2.50% per annum depending upon the Company’s Total Leverage Ratio (as defined in the Credit Facility). Financial covenants are comprised of a maximum total leverage ratio and a minimum interest coverage ratio.

David Grace, the Company's Executive Vice President & Chief Financial Officer, stated, "We are very pleased to enter into this new arrangement with Wells Fargo, who understands our business and our unique position in the industry. The new credit facility provides attractive LIBOR margin pricing, reasonable financial covenants, and substantial liquidity and financial flexibility to aggressively pursue acquisitions and grow our Company. The timing for us to refinance was ideal because interest rates are at historical low levels. There also was a very high level of interest from lenders because of our successful history of growth and profitability. This credit facility is a significant milestone in Beacon’s history."

Paul Isabella, the Company's President & Chief Executive Officer, added, "We are thrilled with this new credit facility as we believe this sets us up with a terrific platform for our long-term growth. All of our employees helped to make this achievement possible as our strong performance resulted in substantial lender interest. Our strong balance sheet and excellent credit standing helped us to obtain very low interest rates, which we have secured for the next five years. Beacon’s future is even brighter under this new larger facility.”

Jeffrey Kinney, Senior Vice President, Wells Fargo, remarked, “We look forward to assisting Beacon in expanding its already significant presence in the North American roofing and building products market. We have had an excellent relationship with Beacon over the years and have been impressed with Beacon’s strong performance, even during the recession. Beacon has a talented and experienced management team and we are very excited about our new partnership with them.”

About Beacon Roofing Supply Inc.:

Beacon Roofing Supply, Inc. is a leading distributor of roofing materials and complementary building products, operating 193 branches in 38 states in the United States and across Canada.

For more information: Dave Grace, CFO 978-535-7668 x14, dgrace@beaconroofingsupply.com

SOURCE: Beacon Roofing Supply, Inc.

Forward-Looking Statements: This release contains information about management's view of the Company's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, those set forth in the "Risk Factors" section of the Company's latest Form 10-K. In addition, the forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.